Exhibit 99.1

Contact:	Media Relations Jeanmarie McFadden 212 762 6901	Investor Relations Suzanne Charnas 212 761 3043

For Immediate Release

Morgan Stanley Announces Key Leadership Appointments

Will Leverage the Firm’s Deep Bench of Management Talent and Drive Even Closer Collaboration Across Businesses

NEW YORK, December 8, 2009 – Morgan Stanley (NYSE: MS) today announced a number of key leadership appointments to take effect on January 1, 2010, when James P. Gorman will become Chief Executive Officer and President of the Firm.  At that time, as previously announced, John J. Mack will step down as CEO, while continuing to serve as Chairman of Morgan Stanley.

Key leadership changes include the following, among others:

•
Colm Kelleher, who previously served as Chief Financial Officer and as Head of Global Capital Markets, and Paul J. Taubman, previously Global Head of Investment Banking, will serve as Co-Presidents of Institutional Securities – with Mr. Kelleher overseeing the Sales and Trading business and Mr. Taubman focusing on Investment Banking, and both jointly overseeing Global Capital Markets;

•	Ruth Porat, who previously served as Global Head of the Financial Institutions Group, will serve as Chief Financial Officer;

•
Thomas Nides, who currently serves as Chief Administrative Officer, will take on additional responsibilities as the Firm’s Chief Operating Officer, including overseeing Firmwide Operations and Technology; and

•
Jim Rosenthal, who currently serves as Head of Firmwide Technology and Operations, will serve as Chief Operating Officer of Morgan Stanley Smith Barney and Head of Corporate Strategy for Morgan Stanley.

As previously announced, Walid Chammah will serve as Chairman and CEO of Morgan Stanley

International and continue acting as a key adviser to Mr. Gorman and the rest of the senior management team.  Mr. Chammah will chair a new International Operating Committee comprising regional heads throughout Europe, Latin America and Asia, and will continue to leverage his strong client relationships around the world.  In this role, Owen Thomas, Chief Executive Officer for Asia, will report to Mr. Chammah.

Charles Johnston, Ken deRegt and Gary Lynch will continue in their current roles as President of Morgan Stanley Smith Barney, Morgan Stanley Chief Risk Officer and Morgan Stanley Chief Legal Officer, respectively.  Mitch Petrick will step down from his position as Global Head of Institutional Sales and Trading on December 31, 2009.  Controller Paul Wirth is being promoted to the position of Finance Director.

Mr. Gorman said, “Morgan Stanley has an incredible depth of talent and strong momentum across our businesses.  Looking ahead, we must accelerate our business momentum by continuing to revitalize our sales and trading franchise, bringing together the full range of the Firm’s products and ideas to meet the needs of our clients, and further bolstering our risk management capabilities, which will benefit from the highly complementary skills that Colm, Ruth, Ken deRegt and Paul Taubman bring to their respective roles.  These appointments will ensure that we are leveraging our most experienced leaders in the best way possible to achieve these important goals.  I have worked closely with each and every one of the talented individuals being named today, and I am confident that they are the right team – with the right skills – to help us lead Morgan Stanley forward.”

Morgan Stanley is a leading global financial services firm providing a wide range of investment banking, securities, investment management and wealth management services.  The Firm's employees serve clients worldwide including corporations, governments, institutions and individuals from more than 1,200 offices in 36 countries.  For further information about Morgan Stanley, please visit www.morganstanley.com.

Note to Editors:

Walid Chammah
Walid Chammah has served as Morgan Stanley Co-President since November 2007.  Prior positions at the Firm include Chairman and Chief Executive Officer of Morgan Stanley International, Global Head of Investment Banking, Head of the Global Capital Markets Group and Worldwide Head of Debt Capital Markets Services.  Before joining the Firm in 1993, Mr. Chammah was a managing director of Credit Suisse First Boston, responsible for U.S. Taxable Fixed Income Capital Markets and Structured Finance Groups.  He had previously been a senior vice president with Blyth Eastman PaineWebber, responsible for liability management swaps.  A native of Lebanon, Mr. Chammah graduated from the American University of Beirut with a Bachelor of Business Administration in 1976 and received a Masters Degree in International Management from American Graduate School of International Management in 1977.

Colm Kelleher
Colm Kelleher has served as Chief Financial Officer of Morgan Stanley since October 2007, when Mr. Kelleher also took on the role of Co-Head of Strategic Planning with Co-President James Gorman.  He previously served as Head of Global Capital Markets.  Colm joined Morgan Stanley in 1989 and has served in a variety of positions of increasing responsibility in the U.S. and Europe.  Mr. Kelleher was Co-Head of Fixed Income in Europe and led that region’s highly successful client coverage group.  He also helped establish Morgan Stanley’s leading European Financial Institutions business.  Before joining Morgan Stanley, he spent four years at Arthur Anderson in London, UK, where he qualified as a Chartered Accountant in 1983.  He graduated from Oxford University.

Paul J. Taubman
Paul J. Taubman has served as Global Head of Investment Banking since 2007.  He previously served as Global Head of Mergers and Acquisitions, a position he assumed in 2003.  Mr. Taubman joined Morgan Stanley in 1982 and was elected a Vice President in 1991, a Principal in 1993 and Managing Director in 1995.  Through 1984, Mr. Taubman was in the Corporate Finance department.  After receiving his M.B.A. in 1986, he rejoined Morgan Stanley as an Associate in the Mergers and Acquisitions department.  Mr. Taubman attended the Wharton School at the University of Pennsylvania and earned a Bachelor of Science in Economics.  He also earned his M.B.A. from Stanford University’s Graduate School of Business.

Ruth Porat
Ruth Porat has served as Global Head of the Financial Institutions Group since 2006. Throughout the recent financial crisis, she has been responsible for the Firm's coverage of financial institutions and governments globally, and she led the team advising the U.S. Treasury with respect to Fannie Mae and Freddie Mac.  Ms. Porat began her career with Morgan Stanley in 1987 in the Mergers and Acquisition Department.  Since then she has played numerous roles in the Firm, including establishing the Firm’s corporate finance effort covering Financial Sponsors, leading the Firm’s Equity Capital Markets technology business and serving as Co-Head of the Global Technology Group.  She spent a year based in London where she focused on technology and media clients and the Firm’s private equity investing.  Ruth received an M.B.A. from the Wharton School at the

University of Pennsylvania, a M.Sc.Econ. from the London School of Economics and an B.A. from Stanford University.

Thomas Nides
Tom Nides has served as the Chief Administrative Officer of Morgan Stanley and a member of the Firm’s Management Committee since 2005, where he has led the human resources and talent management, government affairs, communications, marketing, community affairs and corporate services functions.  Mr. Nides previously worked at the Firm from 1996 to 1999.  Mr. Nides also has served as the Worldwide President and Chief Executive Officer of Burson-Marsteller, global Chief Administrative Officer at Credit Suisse First Boston and a member of that firm’s Executive Board, and a senior vice president and member of the Operating Committee at Fannie Mae.  Earlier in his career, Mr. Nides served as chief of staff to the U.S. Trade Representative and before that served for eight years on Capitol Hill, including four years as executive assistant to the Speaker of the House of Representatives.  Mr. Nides currently serves as chairman of the Securities Industry and Financial Markets Association Board of Directors.  Mr. Nides graduated from the University of Minnesota.

James Rosenthal
Jim Rosenthal has served as Head of Firmwide Technology and Operations since 2008, and is Head of Morgan Stanley Smith Barney Integration.  He is also a member of the Firm’s Management Committee.  Jim joined the Firm in March 2008 from Tishman Speyer, where he had served as Chief Financial Officer since 2006.  Prior to that, he worked at Lehman Brothers from 1999 to 2005, where he was Head of Corporate Strategy and Corporate Development and a member of the Management Committee.  He was with McKinsey & Company from 1986 to 1999, where he was a Senior Partner specializing in financial institutions, with a particular focus on securities brokerage, asset management and capital markets.  He has led numerous restructuring efforts addressing issues in technology, operations and other areas in financial institutions around the globe.  Jim has a B.A. from Yale and a J.D. from Harvard Law School.

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